AMENDMENT TO SERVICE AGREEMENT

The Service Agreement dated November 15, 1999 by and among Preferred Life Insurance Company of New York and Van Kampen Asset Management, Inc. is hereby amended by deleting the existing Schedule Two and inserting in lieu thereof the following:

                                  SCHEDULE TWO
                                LIST OF CONTRACTS
               (1st revised edition - effective February 1, 2000)

1.       Preferred Life USAllianz Advantage


IN WITNESS WHEREOF, the parties have caused their duly authorized officer's to execute this amendment to the participation agreement as of February 1, 2000.


VAN KAMPEN ASSET MANAGEMENT INC.                     PREFERRED LIFE INSURANCE
                                                     COMPANY OF NEW YORK

By:/s/Stephen L. Boyd                           By:/s/ Michael T. Westermeyer
Name: STEPHEN L. BOYD                           Name:  MICHAEL T. WESTERMEYER
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Title: EXECUTIVE VICE PRESIDENT                 Title:   SECRETARY
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